GUARANTEE
                                    OF
                     CIRCUS CIRCUS ENTERPRISES, INC.


This guarantee made as of July 10, 1996.

         WHEREAS Windsor Casino Financial Limited (hereinafter, together with any successor, referred to as the Borrower ) has entered into a credit agreement dated as of July 10, 1996 (as amended, modified or supplemented from time to time with the approval of the Guarantor, the Credit Agreement ) with Canadian Imperial Bank of Commerce (hereinafter, together with any successor in that capacity, referred to as the Agent ) for and on behalf of itself and the certain other financial institutions named from time to time therein as lenders (the Lenders ); and

         WHEREAS, the undersigned (hereinafter referred to as the "Guarantor"), a corporation organized under the laws of the State of Nevada, represents that it owns, directly or indirectly, 33 % of the equity of the Borrower and is financially interested in its affairs and expects to derive benefit from the extensions of credit made to the Borrower under the Credit Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt whereof by the Guarantor is hereby acknowledged, the Guarantor agrees as follows:

1. Definitions. In this guarantee, unless something in the subject matter or context is inconsistent therewith:

         "Acceleration Event" means any of the events or circumstances set out in paragraph 10 of this guarantee.

         "Acquiring Guarantor" has the meaning given to that term in paragraph 10.(e).

          Act  has the meaning given to that term in paragraph
10.(f) of this guarantee.

         "Auditors" means Arthur Andersen LLP, with respect to the Guarantor, or such other firm of certified public accountants of national standing who are the duly appointed independent auditors thereof.

          Board  has the meaning given to that term in paragraph
10.(f) of this guarantee.


         "Compliance Certificate" in respect of the Guarantor, means a certificate signed by the chief financial officer or other authorized representative of the Guarantor substantially in the form of Schedule 1 to this guarantee certifying, among other things, that to the best of such officer s or representative s knowledge the Guarantor is not in default under this guarantee.

         "Credit Arrangement" means any instrument, writing or arrangement executed or delivered pursuant to the Credit
Agreement, and for greater certainty includes the Credit
Agreement.

          Disposing Guarantor has the meaning given to it in paragraph 10.(e) of this guarantee.

         "Enforcement Costs" means all reasonable costs and expenses (including reasonable legal fees) which the Agent may expend or incur in the enforcement of the Guarantor's obligations under this guarantee, and for greater certainty, the term "Enforcement Costs" does not include the costs and expenses which the Agent may expend or incur in the enforcement of the obligations of any other guarantor.

          Excluded Taxes has the meaning given to it in paragraph 5.(d) of this guarantee.

         "GAAP" means, in relation to the Guarantor, generally accepted accounting principles which are in effect from time to time in the United States of America applied in a consistent manner from period to period.

          Guaranteed Obligations has the meaning given to it in paragraph 3 of this guarantee.

          Interest  has the meaning given to it in paragraph
3.(b) of this guarantee.

          Principal Amount has the meaning given to it in paragraph 3.(a) of this guarantee.

          Second Currency has the meaning given to it in paragraph 14.(b) of this guarantee.

          Specified Currency has the meaning given to it in paragraph 14.(a) of this guarantee.

         "Total Indebtedness" means all sums stated to be payable in, or which become payable under, any Credit Arrangement by the Borrower to the Agent, the Lenders, or any of them, including, without limitation, interest and fees (including interest and fees which would otherwise accrue but for the operation of any bankruptcy or insolvency laws), and any and all reasonable legal and other costs and expenses paid or incurred in connection therewith by the Agent, the Lenders or any of them, but for greater certainty, Total Indebtedness does not include Enforcement Costs or costs and expenses which a Lender or the Agent may expend or incur in the enforcement of the obligations of any other guarantor.

         All terms used herein, unless otherwise defined herein, are defined in the Credit Agreement.

2. Guarantee. To induce the Agent and the Lenders, at any time or from time to time, to extend financial accommodations pursuant to the Credit Agreement to or for the account of the Borrower, the Guarantor hereby unconditionally and irrevocably guarantees to each of the Lenders and the Agent, subject to the terms hereof and of the Credit Agreement, irrespective of the validity, regularity or enforceability of any Credit Arrangement or of the obligations thereunder and irrespective of any present or future law or order of any government (whether of right or in fact) or of any agency thereof purporting to reduce, amend or otherwise affect any obligation of the Borrower or to vary the terms of payment, that the Borrower will promptly perform and observe every agreement and condition in any Credit Arrangement to be performed or observed by the Borrower, that the Total Indebtedness will be promptly paid in full when due, whether at maturity or earlier by reason of default or acceleration or otherwise, and, in case of one or more extensions of time of payment or renewals, in whole or in part, of any Credit Arrangement or obligation, that the same will be promptly paid or performed when due, according to each such extension or renewal, whether at maturity or earlier by reason of default or acceleration or otherwise. The Guarantor agrees that, as among the Guarantor, the Lenders and the Agent, the obligations of the Borrower guaranteed hereunder may be declared to be due and payable for purposes of this guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such obligations shall forthwith become due and payable by the Guarantor for purposes of this guarantee but only to the extent such obligations may then be declared payable by the Borrower under the terms of the Credit Arrangement absent such stay, injunction or other prohibition. The Guarantor further guarantees that all payments made by the Borrower to the Lenders and the Agent on any obligation hereby guaranteed will, when made, be final and agrees that if any such payment is recovered from, or repaid by, the Lenders or the Agent in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower this guarantee shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.

3. Amount of Guarantee. Notwithstanding the aggregate sums which may be or become payable by the Borrower to the Lenders or the Agent at any time or from time to time, the liability of the Guarantor to the Lenders or the Agent hereunder shall not, subject to paragraphs 5 and 14 of this guarantee, exceed:

(a) one-third (1/3) of the amount of the Total Indebtedness outstanding at the time of any demand made by the Agent at any time or from time to time hereunder (the "Principal
    Amount"); plus

(b) interest accruing on the Principal Amount calculated in accordance with Section 4.2 of the Credit Agreement from the date of demand for payment of the same until the date such payment is made (the "Interest")

(the Principal Amount and the Interest are collectively referred to as the "Guaranteed Obligations"). Nothing herein shall entitle the Agent, on behalf of itself and the Lenders, to make demand under this guarantee for any other amount on account of the Total Indebtedness owing to the Agent or the Lenders as of the date of demand made hereunder including, without limitation, amounts previously demanded of and unpaid by any of the other guarantors under their respective guarantees. In addition to the foregoing, the Guarantor agrees to pay to the Agent, for distribution to the Agent and each Lender, an amount equal to all Enforcement Costs. It is understood that the obligations of the Borrower to the Agent and the Lenders may at any time and from time to time exceed the liability of the Guarantor hereunder without impairing this guarantee. Any payment made by the Guarantor to the Agent, for the account of the Agent and the Lenders, pursuant to this paragraph shall be applied promptly as follows:

         First, to the payment of Enforcement Costs due and payable under this guarantee;

         Second, to the payment of the Guaranteed Obligations;
    and

         Third, to the payment to the Guarantor of any surplus remaining after applying such payments as provided hereinabove.

4.       Indemnity.

(a) In addition to the foregoing, the Guarantor shall indemnify the Agent and the Lenders against all direct losses, reasonable expenses and liabilities which the Lenders and the Agent may sustain or incur solely as a consequence of any Acceleration Event under this guarantee or any material misrepresentation by the Guarantor contained in any writing delivered to the Agent or the Lenders in connection with the Credit Agreement, any other Credit Arrangement or this guarantee, and the Agent and the Lenders shall mitigate such losses, expenses and liabilities.

(b) The Guarantor shall also indemnify the Agent and the Lender for any Taxes (other than Excluded Taxes) that may arise as a consequence of the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this guarantee or any other agreements or instruments executed in connection with this guarantee.

5.       Payments.

(a) Any and all payments made by the Guarantor hereunder shall be made to the Agent, for distribution among itself and the Lenders in accordance with the terms of the Credit Agreement, in full, without set-off or counterclaim and free and clear of and without deduction or withholding for, or on account of, any and all present or future Taxes, unless such deduction or withholding is required by Applicable Laws. If the Guarantor is required to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, (i) the sum payable shall be increased, as may be necessary, so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this paragraph and taking into account all Taxes on, or arising by reason of the payment of, additional sums payable under this paragraph) such Lender or the Agent receives an amount equal to the sum that it would have received had no such deductions or withholdings been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Laws. Notwithstanding the foregoing, the Guarantor shall not be required to pay additional sums in respect of Excluded Taxes.

(b) The Guarantor shall indemnify the Lenders and the Agent for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Guarantor under this paragraph and paid by the Lenders or the Agent and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and any Taxes (other than Excluded Taxes) levied or imposed with respect to any indemnity payment made under this paragraph. This indemnification shall be made within 30 days after the date the Agent makes written demand therefor, which demand shall include evidence reasonably satisfactory to the Guarantor establishing the amount of such demand.

(c) Within 30 days after the date of any payment of Taxes by the Guarantor, the Guarantor shall furnish to the Agent at the address as set out in Schedule 12.3 of the Credit Agreement, the original or a certified copy of a receipt evidencing payment by the Guarantor of any Taxes (other than Excluded Taxes) with respect to any amount payable to the Agent and the Lenders hereunder.

(d) For the purpose of paragraphs 4 and 5, "Excluded Taxes" means, in relation to the Agent and each Lender, (a) any Taxes imposed on the Agent and such Lender s net income or capital by any jurisdiction or any political subdivision thereof as a result of the Agent or such Lender (i) carrying on a trade or business therein or having a permanent establishment therein, (ii) being organized under the laws of such jurisdiction or any political subdivision thereof, or (iii) being or being deemed to be resident in such jurisdiction, or (b) any Taxes imposed solely by reason of the failure of the Agent or such Lender to comply with a request by the Guarantor to comply with any certification, identification or other reporting requirements imposed by Applicable Laws with respect to nationality, residence or other connection with the relevant jurisdiction.

(e) The Agent and each Lender agree to use reasonable efforts to take such actions as would minimize the Guarantor's indemnification obligations under this paragraph 5 (other than with respect to withholding taxes) to the extent that such action would minimize such indemnification obligations and would not, in the determination of the Agent and such Lender, be otherwise disadvantageous to the Agent and such Lender.

(f) The Guarantor's obligations under this paragraph shall survive the termination of this guarantee and the Credit
Agreement and the payment of all amounts payable under this guarantee and the Credit Agreement.

6. Waivers by Guarantor. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of any such collateral, and any requirement that the Agent and Lenders exhaust any right, power or remedy or proceed against the Borrower under any Credit Arrangement or against any other person under any other guarantee of, or security for, any of the obligations guaranteed hereunder. Notice of acceptance of this guarantee and of the incurring of any and all of the obligations of the Borrower hereinbefore mentioned is hereby waived. In addition to any other waivers provided herein, the Guarantor waives all suretyship defenses and rights of every nature otherwise available under the laws of the State of Nevada and the laws of any other jurisdiction including, without limitation the benefits of Nevada Revised Statutes Sections 40.430 - 40.459,
40.475 and 40.485 as and to the fullest extent permitted by Nevada Revised Statutes Section 40.495 and all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder. This guarantee shall not be affected by the change in the name of the Borrower, or by the acquisition of the Borrower s business by any Person, or by any change whatsoever in the objects, capital structure or constitution of the Borrower or by the Borrower s business being amalgamated with a corporation. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of the Agent or the Lenders or otherwise, to any payment by the Borrower (or out of the property of the Borrower) except after payment in full of the Total Indebtedness and Enforcement Costs.

7. Continuing Guarantee. This guarantee shall be a continuing guarantee, and the Agent and the Lenders may continue to act in reliance hereon until the Borrower is no longer liable to the Agent and the Lenders under the Credit Agreement in respect of the Total Indebtedness.

8. Affirmative Covenants of the Guarantor. The Guarantor covenants with the Agent and the Lenders that unless the Guarantor obtains the prior written consent of the Majority
Lenders:

(a) Financial Reporting and Information. The Guarantor will keep and maintain proper books of account and other accounting records and will furnish to the Agent in sufficient numbers for distribution to each of the Lenders:

         (i) as soon as available and in any event within 60 days after the end of each of the first three quarters in each fiscal year (A) a copy of the Form 10-Q filed with the Securities and Exchange Commission, if any, otherwise, a copy of the unaudited Financial Statements of the Guarantor as at the end of such quarter and (B) a compliance certificate in the form attached to this guarantee as Schedule 1, dated as of the end of such quarter,

         (ii) as soon as available and in any event within 120 days after the end of each fiscal year, a copy of the Form 10-K filed with the Securities and Exchange Commission, if any, together with copies of the Guarantor's audited Financial Statements as at the end of such fiscal year together with comparative figures for the immediately preceding year if applicable, all prepared in accordance with GAAP in all material respects in reasonable detail and accompanied by the opinions thereon of the Auditors, and

         (iii) such other information as to the Guarantor's financial status as the Agent may from time to time reasonably request;

(b) Change in Auditors. The Guarantor will promptly, and in any event not later than 30 days following a change in its Auditors, give notice to the Agent of a change in its Auditors and the reasons underlying the change;

(c) Notice of Acceleration Event. The Guarantor will provide to the Agent as soon as possible and, in any event, within two (2) Business Days after any senior officer of the Guarantor obtains knowledge of the occurrence of any Acceleration Event or any event which with the giving of notice or lapse of time or the happening of any further condition would constitute an Acceleration Event under this guarantee, a statement of an authorized officer or representative of the Guarantor setting forth details of the Acceleration Event or event and the action taken or to be taken by the Guarantor;

(d) Maintain Licence. The Guarantor will maintain such valid gaming licenses in all jurisdictions as may be necessary to conduct its casino business.

9. Negative Covenants of the Guarantor. The Guarantor covenants with the Agent and the Lenders that, without the prior written consent of the Majority Lenders (except as otherwise indicated):

(a) Negative Pledge. the Guarantor will not, without the consent of the Majority Lenders, create, agree to create, assume, incur or suffer to exist any Lien in respect of all or any part of its shares, rights or other ownership interests, in the Borrower or WCL except with respect to any Liens granted by the Guarantor in favour of any other guarantors of the Borrower.

(b) Material Adverse Change. the Guarantor will not cease to carry on any material portion of its business if the effect of such event would have a material adverse effect on the ability of the Guarantor to satisfy its financial obligations under this guarantee.

10. Acceleration Events. The occurrence of any one or more of the following events or circumstances constitutes an Acceleration Event under this guarantee, provided that prior to the expiry of any applicable cure period an Acquiring Guarantor has not assumed, pursuant to paragraph 10.(e)(i), all of the liability and indebtedness of the Guarantor under this guarantee:

(a) Voluntary Bankruptcy Proceedings. the commencement by the Guarantor of any voluntary case or proceeding (including, the filing of any notice in connection therewith) under any insolvency or other law now or hereinafter in effect of any jurisdiction for the:

         (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations of;

         (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, all or a substantial part of the debts of; or

         (iii) appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, or for all or a substantial part of the assets of;

the Guarantor;

(b) Involuntary Bankruptcy Proceedings. the commencement of any involuntary case or proceeding (including, the filing of any notice in connection therewith) under any insolvency or other law now or hereinafter in effect of any jurisdiction for the:

         (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations of;

         (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts of;

         (iii) appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, or for all or a substantial part of the assets of; or

         (iv) possession, foreclosure, seizure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of the Guarantor, and such case or proceeding continues unstayed or undismissed for a period of 60 Business Days;

(c) Cross Default. if the Guarantor shall default in (i) the observance or performance of any payment obligation, any financial covenant, or any other material negative covenant contained in any agreement in respect of borrowed money in the principal amount of more than US$50,000,000 (or its equivalent in another currency) or (ii) the observance or performance of any other agreement or condition contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is more than US$10,000,000 and is to permit the holder or holders of such liability or indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such liability or indebtedness to become due prior to its stated maturity, and the holder or holders of such liability or indebtedness have in fact exercised its or their right to declare such liability or indebtedness to be due prior to its stated maturity;

(d) Covenants. the Guarantor shall default or fail to perform any covenant or term contained in this guarantee and, other than with respect to paragraphs 10.(a) and 10.(b), such default or failure shall remain uncured for a period of 5 days after receipt by the Guarantor of notice from the Agent specifying such default or failure;

(e) Maintain Ownership. if the Guarantor does not maintain its ownership interest in the Borrower or in WCL as determined on the date hereof, except that

         (i) any Guarantor (the "Acquiring Guarantor") may purchase all or a proportionate ownership interest in the Borrower or in WCL of another Guarantor (the "Disposing Guarantor") provided (A) the Acquiring Guarantor assumes all or the proportionate share of the liability and indebtedness of the Disposing Guarantor pursuant to such Disposing Guarantor's Guarantee and (B) the Acquiring Guarantor agrees to amend paragraph 3 of its Guarantee to reflect such assumption of such Disposing Guarantor's liability and indebtedness under such Disposing Guarantor's Guarantee,

         (ii) any Guarantor may transfer its ownership interest in the Borrower or in WCL to any of its Affiliates, in accordance with Section 6.4(a) of the Interim Casino Operating Agreement or the equivalent provisions of the Permanent Casino Operating Agreement or

         (iii) any Guarantor may dispose of its ownership interest in the Borrower or in WCL with the prior approval of all of the Lenders, which approval may be granted or withheld in each Lender's sole discretion;

(f) Change of Control. if any "person" (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Act) of 25% or more of the outstanding shares of common stock of the Guarantor or the individuals who constitute the Board of Directors of the Guarantor (the "Board") as of the date hereof (together with any new member(s) of the Board whose election by the Guarantor's stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board as of the date hereof or whose election or nomination for election to the Board was previously so approved) cease for any reason to constitute at least 75% of the members of the Board then in office.

11. Gaming Licence. The Agent, the Lenders, their respective successors and assigns, as holders of this guarantee, agree to provide any requested information and to otherwise cooperate with Gaming Authorities upon the request of the Guarantor. If any holder of this guarantee is found disqualified by a Gaming Authority, it may be unlawful for that Person to (a) receive interest based upon this guarantee, (b) exercise directly or through a trustee or nominee, including the Agent, any rights conferred by this guarantee, or (c) receive any remuneration from the Borrower, the Guarantor or any Affiliates of the Guarantor.

12. Assignment. The Agent or any Lender may assign any of its rights and powers hereunder only in accordance with the terms of the Credit Agreement. Except as otherwise permitted in paragraph 10.(e) of this guarantee, the Guarantor shall not assign or transfer all or any part of its rights or obligations hereunder without the prior written consent of all the Lenders. An assignment of this guarantee shall become effective when the Agent, the Guarantor or the Lenders, as the case may be, have consented to the assignment.

13.      GOVERNING LAW.  THIS GUARANTEE AND ALL RIGHTS,
OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE CONSTRUED
ACCORDING TO THE LAWS OF THE STATE OF NEVADA IRRESPECTIVE OF ITS
CONFLICTS OF LAWS RULES.

14.      Currency of Payment.

(a) With respect to each Guaranteed Obligation (or portion thereof), the Guarantor shall be obligated to pay the Agent, on behalf of itself and the Lenders, the amount of such Guaranteed Obligation in the same currency (hereinafter referred to as the "Specified Currency") and place in which such Guaranteed Obligation is payable by its terms;

(b) The specification of the Specified Currency with respect to each Guaranteed Obligation (or portion thereof) and the place of payment thereof is of the essence, and the Specified Currency shall be the currency of accounts in all events with respect to such Guaranteed Obligation. The payment of such obligations of the Guarantor hereunder shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the specified place of payment under normal banking procedures does not yield the amount of the Specified Currency at the specified place of payment due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency") the rate of exchange which shall be applied shall be that at which in accordance with its normal banking procedures the Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to the Agent and the Lenders hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following the payment by or for the account of the Guarantor, to or for the account of the Agent and the Lenders of any sum adjudged to be due hereunder in the Second Currency, the Agent may in accordance with normal banking procedures purchase and transfer to the specified place of payment the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Agent and the Lenders against, and to pay, on demand in the Specified Currency, any difference between the sum originally due to the Agent and the Lenders in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

15. Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under, or in connection with, this guarantee may be brought and maintained in the courts of the State of Nevada or in the United States District Court for the State of Nevada. The Guarantor hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Nevada and of the United States District Court for the State of Nevada for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. The Guarantor further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Nevada. The Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

16. No Deemed Waiver by Lenders. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right, power or privilege under this guarantee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

17. Unanimous Consent. Except as otherwise provided in this guarantee, no provision of this guarantee may be modified or waived without the prior written unanimous consent of the Agent, the Lenders and the Guarantors.

18. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

19. Severability. If any provision of this guarantee is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not be affected, unless its removal would substantially defeat the basic intent, spirit and purpose of this guarantee.

         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed as of the date first written above.


                             CIRCUS CIRCUS ENTERPRISES, INC.


                             By:      CLYDE T. TURNER
                             Title:   President

                                SCHEDULE 1

             COMPLIANCE CERTIFICATE WITH RESPECT TO GUARANTOR

I,  Glenn W. Schaeffer                        , of the City of
Las Vegas   in the State of   Nevada            hereby certify,
in a corporate capacity and not personally, as follows:

1.       That I am the  President      of  Circus Circus
Enterprises, Inc.  (the "Guarantor").

2. That I am familiar with and have examined the provisions of the guarantee (the "Guarantee") dated as of July 10, 1996 given by the Guarantor in favour of the Agent and the Lenders named therein, and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Guarantor. Terms defined in the Guarantee have the same meaning in this certificate.

3. As of the date hereof, to the best of my knowledge, no Acceleration Event has occurred which has not been waived nor has any event occurred and is continuing which would, with the giving of notice or the passage of time or both, constitute an Acceleration Event of which the Guarantor has not previously notified the Agent in writing.


                                           By:     GLENN W. SCHAEFFER
                                          Title:   President